Exhibit 99.1

AMERICAN REALTY CAPITAL NEW YORK CITY REIT 1 st Quarter 2018 Investor Presentation

2 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in American Realty Capital New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 19 , 2018 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

3 Q1 2018 Highlights ▪ NYCR entered into one new lease with CSC/Universal Sports & Entertainment at 9 Times Square totaling 8,780 square feet ▪ The new lease was signed in Q1 2018, and is expected to commence in Q2 2018. If the lease had commenced in Q1 2018, it would have extended occupancy at 9 Times Square as of March 31, 2018 from 69.1% to 74.4% ▪ NYCR executed a 10 - year lease extension through 2031 at the Laurel Condominium with Quik Park garage for 26,009 square feet, which commenced during Q1 2018 ▪ Published an updated NAV of $20.26 per share on October 26, 2017 (1) New York City REIT continued its strong leasing momentum with nearly 35 thousand square feet of leases executed during Q1 2018 (1) Based on 31,029,865 shares outstanding as of June 30, 2017

4 New York City Market Trends (1) Source: Bureau of Labor Statistics. (2) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q1 2018 (3) Source: New York City Department of City Planning Manhattan Overall Net Absorption/Asking Rents (2) NYC population is forecasted to reach 8.8mm people in 2030 Overall Vacancy Rate - Manhattan Office (2) 7.07 7.32 8.01 8.24 8.55 8.82 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical high NYC Population at Record High (3) 3,684 3,761 3,812 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,482 0 1,000 2,000 3,000 4,000 5,000 NYC Employment Trends (1) Jobs in 000's

5 Key Initiatives (1) Based on total real estate investments at cost and total mortgage notes payable, net of deferred financing costs per 3/31/18 ba lance sheet ▪ NYCR’s management team is continuing to execute its strategy to: ▪ Strategically market vacancy to increase occupancy levels ▪ Maintain the portfolio’s overall quality and an efficient capital structure ▪ Position the Company for a liquidity event or sale ▪ Debt/cost ratio remains low at ~31% (1) providing room for additional leverage and potential portfolio growth ▪ Continue to focus on lease up of vacancy at 9 Times Square, 1140 Avenue of the Americas and 123 William Street ▪ Pursue selective acquisitions in New York City at attractive cap rates NYCR Continues to Execute its Strategy

# Portfolio Overview

**NYCR's portfolio of $753 million of real estate investments at cost is concentrated in six mixed-use office and retail condominium buildings located in New York City**

- Six properties consisting of 1,085,084 square feet
- 88.0% occupancy as of 3/31/2018
- Weighted average remaining lease term of 6.2 years[(1)]

**Real Estate Investment Summary**
*($ amounts in thousands)*

| Portfolio | Acquisition Date | Number of Properties | Rentable Square Feet | Occupancy (as of 3/31/18) | Remaining Lease Term (Years) [(1)] | Debt |
|---|---|---|---|---|---|---|
| **Unencumbered Assets** | | | | | | |
| 421 W 54th Street - Hit Factory | Jun. 2014 | 1 | 12,327 | 100% | 2.5 | |
| 400 E 67th Street - Laurel Condominium[(2)] | Sept. 2014 | 1 | 58,750 | 100% | 8.1 | |
| 200 Riverside Boulevard - ICON Garage[(2)] | Sept. 2014 | 1 | 61,475 | 100% | 19.5 | |
| 9 Times Square | Nov. 2014 | 1 | 167,390 | 69.1% | 5.7 | |
| *Unencumbered Sub-total* | | *4* | *299,942* | *82.8%* | *7.1* | |
| **Encumbered Assets** | | | | | | |
| 123 William | Mar. 2015 | 1 | 542,676 | 90.3% | 7.6 | $140,000 |
| 1140 Avenue of the Americas | Jun. 2016 | 1 | 242,466 | 89.1% | 4.0 | $99,000 |
| *Encumbered Sub-total* | | *2* | *785,142* | *89.9%* | *5.9* | *$239,000* |
| **Sub-total (Current Portfolio)** | | **6** | **1,085,084** | **88.0%** | **6.2** | **$239,000[(3)]** |



(1) Calculated as weighted average (based on annualized straight-line rental income) as of 3/31/2018.
(2) April 13, 2018, the Company entered into a loan agreement that provides for a $50 million loan (the "Loan") with a fixed interest rate of 4.516% and a maturity date of May 1, 2028. The Loan is secured by mortgages on the Laurel Condominium and ICON Garage assets.
(3) Mortgage notes payable, gross as of 3/31/2018

6

7 Balance Sheet Summary $ amounts in 000’s (1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash in Q1 of $8.2M (2) Based on total real estate investments at cost and total mortgage notes payable, net of deferred financing costs as of 3/31/2 01 8 31% debt/cost ratio (2) Q1 2018 Q4 2017 Total Real Estate Investments (at Cost) $752,909 $753,793 Cash 26,935 39,598 Other Assets (1) (38,126) (32,941) Total Assets $741,718 $760,450 Mortgage Note Payable, net of deferred financing costs $233,570 $233,517 Other Liabilities 41,272 45,449 Total Liabilities 274,842 278,966 Total Stockholders' Equity 466,876 481,484 Total Liabilities & Equity $741,718 $760,450 Property Outstanding Loan Amount as of 3/31/2018 Fixed / Floating Effective Interest Rate Maturity 123 William Street $140,000 Fixed 4.73% March 2027 1140 Avenue of the Americas 99,000 Fixed 4.17% July 2026 Less: deferred financing costs, net (5,430) Total / Wtd. Average $233,570 4.50%

8 Management Team Katie Kurtz Chief Financial Officer and Treasurer ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Ms. Kurtz began her career at PricewaterhouseCoopers, LLP ▪ Ms. Kurtz is a certified public accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust (AFRT) ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (REISA) Michael Ead Managing Director and Counsel ▪ Joined AR Global as Assistant General Counsel in June 2013 ▪ Formerly worked at Proskauer Rose LLP for 9 years, practicing commercial real estate law, and representing clients in the acquisition, disposition, financing and leasing of properties throughout the United States and Puerto Rico Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for NYRT, a nearly 2.0 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

9 Supplemental Information On February 27 , 2018 , the board of directors unanimously authorized a suspension of distributions . The suspension of distributions the Company pays to holders of common stock is effective as of March 1 , 2018 . ▪ The Board has suspended distributions to enhance the Company’s ability to execute on acquisitions, repositioning and leasing efforts related to the six properties owned by NYCR . The Board believes this change better positions the Company for future growth and a successful future liquidity event . ▪ The Board will continue to evaluate the Company’s performance and expects to assess the Company’s distribution policy no sooner than February 2019 . On February 6 , 2018 , the Company commenced a Tender Offer (the “Tender Offer), which was subsequently amended on February 22 , 2018 and March 6 , 2018 . The Company made the Tender Offer in order to deter an unsolicited bidder and other potential future bidders that may try to exploit the illiquidity of the Company’s common stock and acquire it from stockholders at prices substantially below the current Estimated Per - Share NAV . Under the Tender Offer, the Company offered to purchase up to 140 , 000 shares of its common stock for cash at a purchase price equal to $ 17 . 03 per share . The Tender Offer expired on March 20 , 2018 and, in accordance with the terms of the Tender Offer, the Company accepted for purchase of 139 , 993 shares for a total cost of approximately $ 2 . 4 million, which was paid in April 2018 . On April 13 , 2018 , The Company entered into a loan agreement (the “Loan Agreement”) with Société Générale, as lender . The Loan Agreement provides for a $ 50 . 0 million loan (the “Loan”) with a fixed interest rate of 4 . 516 % and a maturity date of May 1 , 2028 . The Loan is secured by mortgages on NYCR’s retail condominiums located at 400 E . 67 th Street, New York, New York and a parking garage condominium unit located at 200 Riverside Boulevard, New York, New York .

10 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2018 . • We have a limited operating history which makes our future performance difficult to predict ; • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives ; • We may be deemed to be an investment company under the Investment Company Act of 1940 , as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act ; and • As of March 31 , 2018 , we owned only six properties and therefore have limited diversification .

11 NewYorkCityREIT.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com